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                                                                   Exhibit 10.16

                          SERIES CC PURCHASE AGREEMENT

                  THIS SERIES CC PURCHASE AGREEMENT (this "AGREEMENT"), dated as of February 14, 2002, is by and between funds and accounts managed by affiliates of Putnam Investments, LLC, a Delaware limited liability company ("PUTNAM"), the other parties listed on SCHEDULE A hereto (collectively with Putnam, the "PURCHASERS") and CommVault Systems, Inc., a Delaware corporation (the "COMPANY").

                  WHEREAS, each of the Purchasers desire to invest in the Company; and

                  WHEREAS, the Company desires to issue and sell to the Purchasers an aggregate of 7,345,896 shares of its Series CC Preferred Stock (the "SHARES") and the Purchasers desire to purchase the Shares on the terms and subject to the conditions described herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and warranties herein contained, the parties hereto agree as follows:

                  1. DEFINITIONS. Capitalized terms that are not defined in the text of this Agreement have the meanings set forth below:

         "Affiliate" shall mean, with respect to any specified Person, any other Person which, directly or indirectly, owns, manages or controls, is under common ownership, management or control with, or is owned, managed or controlled by, such specified Person and, with respect to Putnam, any funds or accounts where Putnam Investment Management, LLC or its affiliates, acts as Investment Adviser (as defined in the Investment Advisers Act of 1940, as amended). For purposes of this definition, a Person shall be deemed to control another Person if the first Person owns, manages or holds more than 50% of the voting power of the second Person.

         "Amended Certificate" shall mean the Amended and Restated Certificate of Incorporation of the Company in the form of EXHIBIT 2.

         "Board of Directors" shall mean the board of directors of the Company.

         "Code" means the Internal Revenue Code of 1986 or any successor statute, and the rules and regulations thereunder, collectively and as from time to time amended and in effect.

         "Commission" shall mean the Securities and Exchange Commission.

         "Conversion Shares" shall have the meaning set forth in Section 5(e).

         "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor statute and the rules and regulations thereunder, collectively and as from time to time amended and in effect.

         "Governmental Authority" shall mean the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                                      -1-

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         "Initial Public Offering" shall mean the initial public offering or sale of common stock by the Company through underwriters or otherwise, that requires registration, qualification or the filing of a prospectus under the Securities Act.

         "Knowledge" means the actual knowledge (assuming reasonable investigation) of N. Robert Hammer, Louis Miceli, Larry Cormier, Al Bunte, Lee Parker and the other senior executives of the Company.

         "Law" shall mean any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

         "Lien" shall mean any mortgage, lien (except for any lien for taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

         "Material Adverse Effect" shall mean an effect on the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of the Company which is material and adverse.

         "Non-Preemptive Shares" shall mean any voting shares of the capital stock of the Company issued, sold, granted or conveyed (i) as consideration in any acquisition of all or a portion of any Person or a merger or combination with any Person duly authorized by the Board of Directors, (ii) to any current or new director, officer, employee or consultant of the Company pursuant to any plan or arrangement, now or hereafter existing, duly authorized by the Board of Directors or (iii) pursuant to any of the items listed on SCHEDULE C.

         "Person" shall mean any individual, corporation, proprietorship, firm, partnership, limited liability company, limited partnership, trust, association, Massachusetts business trust or other entity.

         "Preferred Stock" shall mean, collectively, the Company's issued and outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series AA Preferred Stock and Series BB Preferred Stock.

         "Registration Rights Agreement" shall mean a Registration Rights Agreement to be entered into between Purchasers and the Company as of the Closing in the form of EXHIBIT 1.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Series AA Purchase Agreement" shall mean the Purchase Agreement, dated as of April 14, 2000 between the Company and the other Persons party thereto.

         "Series AA Registration Rights Agreement" shall mean the Registration rights Agreement, dated as of April 14, 2000, between the Company and the holders of the Company's Series AA Preferred Stock.

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         "Series BB Purchase Agreement" shall mean the Purchase Agreement, dated as of November 10, 2000, by and between the Company and the other Persons party thereto.

         "Series BB Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of November 10, 2000, between the Company and the holders of the Series BB Preferred Stock.

         "Stock Plan" shall mean the Company's stock plan, as described on SCHEDULE C.

         "Stockholders' Agreement" shall mean the stockholders' agreement, dated as of May 22, 1996, and as further amended, between the Company and certain of its stockholders.

         "Subsidiaries" shall mean the Persons set forth on SCHEDULE B.

                  2. PURCHASE AND SALE OF SHARES.

         (a) PURCHASE PRICE. Subject to the terms and conditions set forth in this Agreement, at the Closing (as hereinafter defined), the Purchasers shall purchase, and the Company shall issue and sell to the Purchasers the Shares for an aggregate purchase price (the "Purchase Price") of $23,000,000. The number of Shares being sold to each Purchaser and the portion of the Purchase Price attributable thereto is set forth on SCHEDULE A hereto.

         (b) CLOSING. The closing (the "Closing") of the transactions described herein shall occur at 10:00 a.m. on February 14, 2002, at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, or such other place and time as agreed upon by the Purchasers and the Company. At the Closing, the Purchasers shall pay the Company the Purchase Price in cash by wire transfer of immediately available funds to an account designated by the Company, which designation shall occur at least two business days before the Closing, and the Company shall deliver to each Purchaser a certificate representing the Shares purchased by such Purchaser; provided, that, if so requested by a Purchaser that is an Affiliate of Putnam, the Company will deliver such certificate to such Purchaser's custodian at least one business day prior to the Closing pursuant to an escrow arrangement reasonably acceptable to such custodian, the Company and Putnam.

                  3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each of the Purchasers:

         (a) DUE INCORPORATION; SUBSIDIARIES. Each of the Company and the Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted. Each of the Company and the Subsidiaries is licensed or qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the businesses transacted by it require such licensing or qualification, except where the failure to be so licensed or qualified would not individually or in the aggregate have a Material Adverse Effect. Except as set forth on SCHEDULE B, the Company has no direct or indirect subsidiaries, either wholly or partially owned, and the Company does not hold any direct

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or indirect economic, voting or management interest in any Person or directly or indirectly own any security issued by any Person. Each Subsidiary is wholly owned by the Company.

         (b) DUE AUTHORIZATION. The Company has full power and authority to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement have been duly and validly approved by the board of directors of the Company and no other actions or proceedings on the part of the Company are necessary to authorize this Agreement, the Registration Rights Agreement and the transactions contemplated hereby and thereby. The Company has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered the Registration Rights Agreement. This Agreement constitutes legal, valid and binding obligations of the Company and the Registration Rights Agreement upon execution and delivery by the Company will constitute legal, valid and binding obligations of the Company, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

         (c) CONSENTS AND APPROVALS; AUTHORITY RELATIVE TO THIS AGREEMENT.

                  (i) Except for (x) the approval of the Amended Certificate by the Company's stockholders and the filing of such certificate with the Delaware Secretary of State, (y) approval of amendments to the Series AA Registration Rights Agreement, the Series BB Registration Rights Agreement and the Stockholders' Agreement and (z) waivers by the holders of the Company's Preferred Stock of preemptive rights to purchase the Shares (the consents, amendments and waivers described in clauses (x), (y) and (z) being the "REQUIRED CONSENTS"), no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement that has not been received by the Company is necessary in connection with the execution, delivery and performance by the Company of this Agreement and the execution, delivery and performance by the Company of the Registration Rights Agreement or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the offer, issuance, sale and delivery of the Shares and the Conversion Shares).

                  (ii) Assuming receipt of the Required Consents, the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement or the consummation of the transactions contemplated hereby or thereby do not and will not (1) violate any Law; (2) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of the Company under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any contract to which the Company, is a party or by which the Company or any of its assets or properties are bound; (3) permit the acceleration of the maturity of any indebtedness of the Company or indebtedness secured by its assets or properties; or (4) violate or conflict with any provision of any of the Amended Certificate or by-laws of the Company.

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         (d) CAPITALIZATION.

                  (i) The authorized capital stock of the Company is as described in the Amended Certificate. All of the outstanding capital stock of the Company and each Subsidiary (i) is validly issued, fully paid and nonassessable and (ii) is free of preemptive rights (except as provided in the Stockholders' Agreement, Series AA Purchase Agreement, the Series BB Purchase Agreement or this Agreement). When issued, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights or rights of first refusal. The authorized capital stock as described in the Amended Certificate contains a sufficient number of shares of common stock for issuance of the Conversion Shares.

                  (ii) Except as set forth above or on SCHEDULE C, there are no shares of capital stock or other securities (whether or not such securities have voting rights) of the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Company to issue, transfer or sell, or cause the issuance, transfer or sale of, any shares of its capital stock or other securities (whether or not such securities have voting rights). Except as set forth in SCHEDULE C, there are no outstanding contractual obligations of the Company which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of its capital stock or other securities. The maximum number of shares of common stock that the Company has issued and would be obligated to issue as of the date hereof is 63,877,195 shares on a fully diluted basis, plus any Shares issued hereunder and the shares issuable pursuant to the warrants listed in paragraphs 6 and 7 of SCHEDULE C. The outstanding capital stock of the Company immediately prior to the Closing and before the issuance of the Shares is as follows: (i) 2,039,717 shares of Series A Preferred Stock, (ii) 346,000 shares of Series B Preferred Stock, (iii) 333,333 shares of Series C Preferred Stock, (iv) 247,204 shares of Series D Preferred Stock, (v) 200,000 shares of Series E Preferred Stock, (vi) 4,361,555 shares of Series AA Preferred Stock, (vii) 2,758,358 shares of Series BB Preferred Stock and (viii) 36,072,643 shares of Common Stock.

         (c) LITIGATION.

                  (i) There is no claim, action, suit, investigation or proceeding ("LITIGATION") pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary, or involving any of its properties or assets by or before any court, arbitrator or other Governmental Entity which (1) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or (2) if resolved adversely to the Company or any Subsidiary, would reasonably be expected to have a Material Adverse Effect.

                  (ii) Neither the Company nor any Subsidiary is in default under or in breach of any order, judgment or decree of any court, arbitrator or other Governmental Authority.

         (f) INTELLECTUAL PROPERTY.

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                  (i) The Company owns all right, title and interest in, or, to the Knowledge of the Company has the right to use: all patents and the inventions claimed therein; trademarks, service marks and trade names, together with associated goodwill; copyrights and copyrightable work; Internet domain names; registrations and applications relating to any of the foregoing; know-how, processes, formulae, algorithms, models, methodologies and trade secrets; computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form; databases and compilations, including any and all data, all documentation, including user manuals and training materials, related to any of the foregoing; and the content and information contained on any Company Web site; and other confidential and proprietary information (collectively, the "PROPRIETARY ASSETS") used in its business as now conducted and as presently proposed to be conducted. To the Knowledge of the Company, no person or entity has any ownership right, title, interest, claim in or lien on any of the Company's Proprietary Assets. No current or former employee, officer, director or consultant of the Company has any ownership right, right to use, title, interest, claim in or lien on any of the Company's Proprietary Assets. The Company has not granted and, to the Knowledge of the Company, there are not outstanding, any options, licenses or agreements of any kind relating to any Proprietary Asset of the Company, nor is the Company bound by or a party to any option, license or agreement of any kind with respect to any of its Proprietary Assets. No settlement agreements, consents, judgments, orders, forbearance to sue or similar obligations limit or restrict the Company's rights in and to any Proprietary Assets.

                  (ii) To the Knowledge of the Company, the Company has not violated, misappropriated, diluted or infringed, and would not, by conducting its business as currently proposed, violate, misappropriate, dilute or infringe, any intellectual property right in any Proprietary Asset of any other person or entity. There is no claim, action, suit, investigation or proceeding pending or, to the Knowledge of the Company, threatened against the Company which would affect in any way any of its Proprietary Assets by or before any court, arbitrator or other Governmental Entity. To the Knowledge of the Company, no third party has violated, misappropriated, diluted or infringed any intellectual property right in any Proprietary Asset of the Company.

                  (iii) The Company takes all reasonable measures to protect the confidentiality of their trade secrets including requiring third parties having access thereto to execute written nondisclosure agreements. Each employee of the Company hired after January 1, 1998 has signed an Employee Inventions and Confidentiality Agreement substantially in the form attached hereto as SCHEDULE D.

                  (iv) All material Proprietary Assets owned or used by the Company have been duly maintained, are valid and subsisting, in full force and effect and have not been cancelled, expired or abandoned. The execution, delivery and performance by the Company of this Agreement or the Registration Rights Agreement, or the consummation of the transactions contemplated hereby or thereby will not result in the loss or impairment of the Company's rights to own or use any of the Proprietary Assets, nor will such consummation require the consent of any third party in respect of any Proprietary Assets.

                  (v) Except for Microsoft Corporation's SQL product, which Microsoft Corporation has licensed to the Company (with rights to further sublicense such software), the

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Company's software products (the "PROPRIETARY SOFTWARE") were either developed
(a) by employees of the Company within the scope of their employment; (b) by independent contractors as "works-made-for-hire," as that term is defined under
Section 101 of the United States Copyright Act, 17 U.S.C. ss. 101, pursuant to written agreement; or (c) by third parties who have assigned all of their rights therein to the Company pursuant to a written agreement. No former or present employees, officers or directors of the Company, or any other third parties retain any rights of ownership or use of the Proprietary Software, and no employees or third parties who have developed or participated in the development of the Proprietary Software have any claims to any moral rights therein.

                  (g) FINANCIAL STATEMENTS. The Company has furnished to each of the requesting Purchasers a complete and correct copy of the balance sheet of the Company at September 30, 2001, and statements of income for the period from January 1, 2001 through September 30, 2001 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements are complete and correct, are in accordance with the books and records of the Company and present fairly in all material respects the financial condition and results of operations of the Company, at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, except that the unaudited Financial Statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein and are subject to normal year-end adjustments which in the aggregate are not expected to be material.

                  (h) ABSENCE OF UNDISCLOSED LIABILITIES. The Company does not have any liability (whether known or unknown and whether absolute or contingent), except for (a) liabilities shown on the face of the Financial Statements and (b) liabilities that have arisen since September 30, 2001 in the ordinary course of business that are not material.

                  (i) ABSENCE OF CHANGES. Since September 30, 2001, the Company has conducted its business in the ordinary course, consistent with past practice and there has not been any event or condition which has had or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (j) CONTRACTS. The Company does not have and is not bound by any contract, agreement, lease or commitment, other than (i) contracts for the purchase of supplies and services or the licensing of technology that were entered into in the ordinary course of business that do not involve more than $250,000 per year and do not extend for more than one year, (ii) sales contracts entered into in the ordinary course of business, (iii) the leases for the Company's office or other space, (iv) contracts terminable at will by the Company on no more than 30 days' notice without cost or liability to the Company, (v) an agreement with Microsoft Corporation, dated as of April 12, 2000, or (vi) other contacts the loss of which would not have a Material Adverse Effect. Except for (i) an engineering and marketing agreement, dated as of April 12, 2000, between the Company and Microsoft Corporation, (ii) a warrant, dated as of April 14, 2000, granting Microsoft Corporation the right to purchase common stock of the Company under certain conditions and (iii) an agreement with Microsoft Corporation, pursuant to which the Company licenses and has the further right to sublicense Microsoft's SQL product, the Company has provided the Purchasers with a copy of all its material contracts. To the

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Knowledge of the Company, all of the contracts to which it is a party are valid and binding and are in full force and effect as of the date of this Agreement.

                  (k) REGISTRATION RIGHTS. Other than the Registration Rights Agreement, the Series AA Registration Rights Agreement, the Series BB Registration Rights Agreement, the Stockholders Agreement and the piggyback registration rights granted pursuant to the Purchase Agreement listed in paragraph 4 of SCHEDULE C, the Company has not granted any registration rights to any party for any of its securities.

                  (l) COMPLIANCE WITH LAWS. The Company and each Subsidiary are in compliance in all material respects with all applicable Laws. All securities issued by the Company prior to the date hereof have been issued in transactions exempt from the registration requirements of Section 5 of the Securities Act.

                  (m) OFFERING OF SHARES. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require, under the Securities Act, the integration of such offering with the offering and sale of the Shares) which might reasonably be expected to subject the offering, issuance or sale of the Shares to the registration requirements of the Securities Act. Subject to the continuing accuracy of the Purchasers' representations in Section 4, the offer, sale and issuance of the Shares and the Conversion Shares in conformity with the terms of this Agreement and the Amended Certificate constitute or will constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

                  (n) BROKERS. Except for fees and commissions payable to Credit Suisse First Boston Corporation by the Company, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from any party in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                  (o) INSURANCE COVERAGE. The Company maintains in full force and effect insurance coverage that the Company reasonably believes to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

                  (p) EMPLOYEES. To the Company's Knowledge, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company is in compliance in all material respects with all applicable laws respecting employment and employment practices and terms and conditions of employment.

                  (q) ERISA. The Company does not have or otherwise contribute to or participate in any employee benefit plan subject to Title IV of ERISA.

                  (r) ENVIRONMENTAL MATTERS. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site

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disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material
Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

                  (s) AFFILIATED TRANSACTIONS. Other than the Stockholders' Agreement and the side letters with holders of the Company's Series A through E Preferred Stock dated the date hereof, the Company is not, nor has it been, a party to or bound by any contract, agreement, lease or commitment with any of the Affiliates of the Company, other than on arms-length terms which are no less favorable to the Company than those which could be obtained with a third party which is not an Affiliate of the Company and no Affiliate of the Company owns or otherwise has any rights to or interests in any asset, tangible or intangible, which is used in the conduct of the Company's business.

                  (t) NO ILLEGAL PAYMENTS. In connection with the conduct of the Company's business, none of the Company nor any of their directors or officers nor, to the Company's Knowledge, any of their employees or agents, has (x) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder the Company (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or might have a Material Adverse Effect or (y) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

                  (u) DISCLOSURE. The representations and warranties contained in this Section 3 (including any schedules and exhibits required to be delivered by the Company to the Purchasers pursuant to this Agreement) and any certificate furnished or to be furnished by the Company to the Purchasers do not contain and on the date of the Closing will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

                  4. REPRESENTATIONS AND WARRANTIES OF PURCHASERS. Each of the Purchasers severally but not jointly hereby represents and warrants to the Company as follows:

         (a) DUE INCORPORATION. Each Purchaser that is not an individual is duly organized or duly formed, validly existing and in good standing under the laws of its jurisdiction of organization, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted.

         (b) DUE AUTHORIZATION. Each Purchaser that is not an individual has full power and authority to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement have been duly and validly approved by its governing body empowered to authorize the transactions contemplated by this Agreement and the Registration Rights Agreement and no other actions or proceedings on the part of such Purchaser are necessary to authorize this Agreement, the Registration Rights Agreement and the transactions contemplated hereby and thereby.

         (c) DUE EXECUTION; BINDING EFFECT. Such Purchaser has validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) the Registration Rights Agreement. This Agreement constitutes legal, valid and binding obligations of such Purchaser and such Purchaser's Related Agreements upon execution and delivery by such Purchaser (as applicable) will constitute legal, valid and binding obligations of such Purchaser, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

         (d) CONSENTS AND APPROVALS; AUTHORITY RELATIVE TO THIS AGREEMENT.

                  (i) No consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby.

                  (ii) The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement do not and will not (1) violate any Law applicable to such Purchaser; (2) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of such Purchaser under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any contract to which Purchaser is a party or by which such Purchaser or any of its assets or properties are bound; (3) permit the acceleration of the maturity of any indebtedness of such Purchaser or indebtedness secured by its assets or properties; or (4) for each Purchaser that is not an individual, violate or conflict with any provision of such Purchaser's organizational documents.

         (e) BROKERS. No broker, lender or investment banker is entitled to any brokerage, lender's or other fee or commission from any party in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of such Purchaser.

         (f) PURCHASE FOR INVESTMENT. Such Purchaser is purchasing the Shares hereunder for investment without any intent of the distribution thereof within the meaning of the Securities Act.

         (g) ACCREDITED INVESTOR. Such Purchaser is an "accredited investor" within the meaning of Regulation 501(a) under the Securities Act and is able to bear the economic risk of acquisition of the Shares, can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the

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merits and risk of the proposed investment. Such Purchaser has been furnished the opportunity to ask questions of and receive answers from representatives of the Company concerning the business and financial affairs of the Company.

                  5. COVENANTS.

         (a) FINANCIAL INFORMATION. 1. As soon as practicable after the end of each fiscal year of the Company, and in any event within 120 days thereafter, upon the request of such Purchaser, the Company shall furnish to each Purchaser that holds (together with its Affiliates) at least 500,000 Shares, an audited balance sheet and income statement of the Company (the "FINANCIAL INFORMATION") as at the end of such fiscal year, prepared in accordance with GAAP consistently applied.

                  (2) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 60 days thereafter, upon the request of such Purchaser, the Company shall furnish to each Purchaser that holds (together with its Affiliates) at least 500,000 Shares, unaudited Financial Information for such period and for such fiscal year to date, prepared in accordance with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments, and except that such Financial Information need not contain the notes required by GAAP.

                  (3) Each Purchaser acknowledges that any information obtained by such Purchaser pursuant to this Section 5(a) that may be proprietary to the Company or otherwise confidential shall not be disclosed (other than as required by law or by Section 5(b)) without the prior written consent of the Company. Each Purchaser further acknowledges and understands that any information so obtained that may be considered "inside" non-public information shall not be utilized by such Purchaser in connection with purchases and/or sales of the Company's securities except in compliance with applicable state and federal antifraud statutes. The Company may exclude a Purchaser from the distribution of the information to be delivered pursuant hereto if the Board of Directors determines in good faith upon advice of counsel that such exclusion is reasonably necessary to preserve attorney-client privilege or to protect other similar confidential information. The rights and obligations of the parties pursuant to this Section 5(a) shall terminate upon the closing of an Initial Public Offering.

         (b) BOARD OBSERVER. So long as Putnam holds at least 2,000,000 Shares, Putnam shall be entitled to designate one non-voting observer (the "NON-VOTING OBSERVER") to attend (but not vote at) all meetings of the Board of Directors and all committees thereof. The Non-Voting Observer shall have the same access to information concerning the business and operations of the Company and at the same time as the directors of the Company, except for such information that the Company reasonably determines it cannot distribute for confidentiality reasons, and shall be entitled to ask questions of the Board of Directors, but shall not be entitled to vote. Putnam's right to nominate the Non-Voting Observer and all rights of the Putnam Non-Voting Observer shall terminate upon the earlier of (a) written notice of termination by Putnam to the Company or (b) the date the Company requests the Commission to accelerate the effectiveness of the Company's registration statement relating to the Initial Public Offering. The rights of any other Purchasers, including the rights to have access to the books and records of the Company and other information as provided above, shall terminate as of the date of the Company's final prospectus relating to the Initial Public Offering. Subject to any other agreement between the parties, Putnam and any other Purchaser that receives information agrees that the information provided by the Company, officers, directors and employees pursuant to Section 5(a) and Section 5(b) will be used solely for the purpose of evaluating such Purchaser's investment in the Shares and the Conversion Shares, as applicable, and that such information will be kept strictly confidential by such Purchaser; PROVIDED that the foregoing obligation of such Purchaser shall not (a) relate to any information that (i) is or becomes generally available other than as a result of unauthorized disclosure by such Purchaser or by persons to whom such Purchaser has made such information available, (ii) is already in such Purchaser's possession, provided that such information is not subject to another confidentiality agreement with or other obligation of secrecy to the Company or (iii) is or becomes available to such Purchaser on a non-confidential basis from a third party that is not, to such Purchaser's knowledge, bound by any other confidentiality agreement with the Company or its subsidiaries, or (b) prohibit disclosure of any information if required by Law or the rules of any stock exchange. Putnam and each other Purchaser hereby acknowledges that it is aware that the United States securities laws prohibit any person who has received from an issuer or any Affiliate thereof any material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

         (c) AMENDED CERTIFICATE. The Company shall, prior to the Closing, cause the Amended Certificate to be filed with the Secretary of State of the State of Delaware.

         (d) COOPERATION. Each of the Purchasers and the Company agrees to use its reasonable best efforts to take, or cause to be taken, all such further actions as shall be necessary to make effective and consummate the transactions contemplated by this Agreement.

         (e) RESERVE SHARES. The Company will at all times reserve and keep available, solely for issuance and delivery upon conversion of the Shares, the number of shares of common stock from time to time issuable upon conversion of all Shares at the time outstanding (the "CONVERSION SHARES"). All Conversion Shares shall be duly authorized and, when issued upon such conversion in accordance with the Amended Certificate, shall be validly issued, fully paid and nonassessable.

         (f) RESTRICTIONS ON TRANSFER. The Purchasers will not, prior to the earlier of (a) December 31, 2004 or (b) the time of the closing of the Initial Public Offering, sell, transfer, assign, convey, gift, mortgage, pledge, encumber, hypothecate, or otherwise dispose of, directly or indirectly, ("TRANSFER") any of the Shares or any Conversion Shares except for (i) Transfers between and among the Purchasers and their Affiliates provided such Transfer is in accordance with the transfer restrictions applicable to the Shares or the Conversion Shares under federal and state securities laws and the Affiliate transferee agrees to be bound by the restrictions applicable to such Shares or Conversion Shares, including without limitation the agreements set forth in this
Section 5(f), and (ii) Transfers (x) pursuant to a bona fide tender or exchange offer made pursuant to a merger or other agreement approved by the Board of Directors to acquire securities of the Company, (y) pursuant to any cash merger, or other business combination transaction to which the Company is a party or involved in which the common stock of the Company's stockholders is exchanged for cash upon consummation of such merger or other business combination or (z) agreed to in writing by the Company. Notwithstanding any other provision of this Section 5(f), no Purchaser shall avoid the provisions of this Section 5(f) by making one or more transfers to one or more Affiliates and then disposing of all or any portion of such Purchaser's interest in any such Affiliate.

         (g) PREEMPTIVE RIGHT. If at any time the Company desires to issue or sell any shares of its capital stock or securities convertible, exercisable or exchangeable for the Company's capital stock (other than Non-Preemptive Shares) (the "ADDITIONAL SHARES") to any Person, the Company shall give a written notice (the "ISSUANCE NOTICE") to the Purchasers setting forth the proposed terms of the sale of such Additional Shares and the quantity of Additional Shares to be issued, the proposed issuance date and the price at which such Additional Shares shall be issued. Each of the Purchasers shall have the option to purchase the number of Additional Shares necessary to maintain such Purchaser's percentage of issued and outstanding shares of the Company at the time of the Issuance Notice, which option may be exercised by giving written notice to the Company (the "RESPONSE NOTICE") within 14 days of the Issuance Notice that contains an agreement to purchase all or any portion of the Additional Shares to which such Purchaser is entitled to purchase. Failure by a Purchaser to give the Response Notice to the Company within such 14-day period shall be deemed to be a rejection of such option. For a period of 180 days after any Issuance Notice, the Company shall have the right to issue or sell to any Person (a "THIRD PARTY BUYER") up to the number of Additional Shares specified in the Issuance Notice less the number of Additional Shares subscribed for pursuant to duly tendered Response Notices at the same price and on other terms not materially less favorable to the Company than as specified in the Issuance Notice. At the time of the closing of the sale of the Additional Shares to one or more Third Party Buyers, the Company shall sell to such Purchaser and such Purchaser shall purchase the Additional Shares that such Purchaser agreed to purchase in the Response Notice, at the price and on the terms set forth in the Issuance Notice. If at the end of the 180th day following any Issuance Notice, the Company has not completed the issuance described in the Issuance Notice, each Purchaser that has provided a Response Notice shall be released from its obligations thereunder. If the Company desires to issue or sell Additional Shares, (i) after such 180-day period, (ii) except in connection with an Initial Public Offering, on terms materially less favorable to the Company than as specified in the Issuance Notice, (iii) except in connection with an Initial Public Offering, at a price less than the price specified in the Issuance Notice or (iv) except in connection with an Initial Public Offering, in a quantity greater than as specified in the Issuance Notice, the Company must again comply with this
Section 5(g). If the Company desires to take any of the actions set forth in clauses (ii), (iii) or (iv) of the prior sentence in connection with an Initial Public Offering, each Purchaser, at its option, shall be released from its obligations under its Response Notice. The rights and obligations of the parties pursuant to this Section 5(g) shall terminate upon the closing of an Initial Public Offering.

         (h) COMPLIANCE WITH SECURITIES LAWS. Such Purchaser understands that the Shares and the Conversion Shares will not be registered under the Securities Act or applicable state securities laws and agrees not to sell, pledge or otherwise transfer any of the Shares and Conversion Shares in the absence of such registration or an opinion of counsel reasonably satisfactory to the Company that such registration is not required, except that the requirement of a legal opinion will not apply to transfers by Putnam to any of its Affiliates. Except as set forth in the Registration Rights Agreement, such Purchaser acknowledges that the Company is not required to register the Shares or the Conversion Shares.

                  6. CONDITIONS.

         (a) CONDITIONS TO OBLIGATIONS OF THE PURCHASERS. The obligations of the Purchasers to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

                  (i) No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits the consummation of the transactions contemplated hereby;

                  (ii) The Company shall have performed, satisfied and complied in all material respects with all of its covenants and agreements set forth in this Agreement to be performed, satisfied and complied with prior to or at the Closing;

                  (iii) The representations and warranties of the Company in
Section 3 shall be true and correct in all material respects as of the date of Closing;

                  (iv) The Company shall have executed and delivered to each of the Purchasers the Registration Rights Agreement;

                  (v) The Company shall have obtained sufficient waivers of pre-emptive rights from all holders of capital stock who possess such rights so as to allow the consummation of the transactions contemplated by this Agreement.

                  (vi) The Amended Certificate shall have been duly filed with the Secretary of State of the State of Delaware in accordance with the laws of the State of Delaware and the Amended Certificate shall be in full force and effect;

                  (vii) Mayer, Brown, Rowe & Maw shall have delivered an opinion in form and substance reasonably satisfactory to Purchasers;

                  (viii) The Company shall have delivered a good standing certificate for the Company (or a copy thereof) to each of the Purchasers;

                  (ix) The Company shall have received all consents, authorizations, and approvals necessary to complete the transactions contemplated hereby, including, without limitation, the Required Consents.

                  (x) The Company shall have delivered to each Purchaser a certificate of the Company, dated the date of the Closing and executed by the Chief Executive Officer of the Company, certifying as to the fulfillment of the conditions specified in Sections 6(a)(ii), (iii), (vi), (xii) and (xiii) of this Agreement;

                  (xi) The Company shall have delivered to each Purchaser a certificate of the Company, dated the date of the Closing and executed by the Secretary of the Company, certifying: (a) the corporate proceedings taken by the Company's Board of Directors and, if required, stockholders approving this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby; (b) the Amended Certificate; and (c) the By-laws of the Company;

                  (xii) No claim, action, cause of action, suit, litigation, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding to, from, by or before any Governmental Authority shall be pending or threatened wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by the Agreement or (ii) cause any of the transactions contemplated by the Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); and

                  (xiii) There shall not have occurred any event, circumstances, condition, fact, effect, or other matter which has had or would reasonably be expected to have a Material Adverse Effect.

         (b) CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

                  (i) No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits the consummation of the transactions contemplated hereby;

                  (ii) Each of the Purchasers shall have executed and delivered to the Company the Registration Rights Agreement;

                  (iii) The representations and warranties of the Purchasers in
Section 4 shall be true and correct in all material respects as of the date of Closing;

                  (iv) The Company shall have received the Required Consents;
and

                  (v) The Purchasers shall have performed, satisfied and complied in all material respects with all of their covenants and agreements set forth in this Agreement to be performed, satisfied and complied with prior to or at the Closing Date.

                  7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the parties contained in this Agreement shall expire on the 18-month anniversary of the Closing, except for those representations and warranties contained in Sections 3(a) through 3(d) which shall expire on the later of (i) the 18-month anniversary of the Closing or (ii) the closing of an Initial Public Offering. After the expiration of such period, any claim by a party based upon any such representation or warranty shall be of no further force and effect, except to the extent a party has given notice to the other party of a claim for breach of any such representation or warranty prior to the expiration of such period, in which event any representation or warranty to which such claim relates shall survive with respect to such claim until such claim is resolved. The covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing until performed in accordance with their terms.

                  8. RESTRICTIVE LEGENDS. Each certificate representing any Shares or Conversion Shares shall bear legends in substantially the following form:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE SHALL BE CONVERTIBLE INTO THE COMPANY'S COMMON STOCK IN THE MANNER AND ACCORDING TO THE TERMS SET FORTH IN THE CERTIFICATE OF INCORPORATION. THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF STOCK. AS REQUIRED UNDER DELAWARE LAW, THE COMPANY SHALL FURNISH TO ANY HOLDER UPON REQUEST AND WITHOUT CHARGE, A FULL SUMMARY STATEMENT OF THE DESIGNATIONS, VOTING RIGHTS, PREFERENCES, LIMITATIONS AND SPECIAL RIGHTS OF THE SHARES OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED BY THE COMPANY SO FAR AS THEY HAVE BEEN FIXED AND DETERMINED AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE DESIGNATIONS, VOTING RIGHTS, PREFERENCES, LIMITATIONS AND SPECIAL RIGHTS OF THE CLASSES AND SERIES OF SECURITIES OF THE COMPANY.

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER ANY APPLICABLE STATE LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE 1933 ACT. THE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

         THE SALE, PLEDGE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF A PURCHASE AGREEMENT DATED AS OF FEBRUARY 14, 2002, A COPY OF WHICH IS AVAILABLE UPON REQUEST FOR INSPECTION AT THE OFFICE'S OF THE COMPANY. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE COMPANY.

                  9. SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES. This Agreement shall bind and inure to the benefit of the Company and the Purchasers and the respective successors, permitted assigns, heirs and personal representatives of the Company and the Purchasers;

PROVIDED that the Company may not assign its rights or obligations under this Agreement to any Person without the prior written consent of the Purchasers, and PROVIDED FURTHER that the Purchasers may not assign their rights or obligations under this Agreement to any Person (other than an Affiliate) without the prior written consent of the Company. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  10. NOTICES. Each notice, demand, request, request for approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a notice) required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received (i) when delivered in person, (ii) when sent by fax with receipt acknowledged, (iii) five days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or
(iv) the next business day after having been sent by a nationally recognized overnight mail or courier service, receipt requested. Notices shall be addressed as set forth below:

         If to Putnam:

                  Putnam Investment Management, LLC
                  Two Liberty Square
                  Boston, MA  02109
                  Attn:  John Verani
                  Facsimile:  (617) 292-1625

         with a copy to:

                  Ropes & Gray
                  One International Place
                  Boston, MA  02110
                  Attn:  Robert L. Nutt, Esq.
                  Facsimile:  (617) 951-7050

         If to any of the other Purchasers, at the address set forth under his name on SCHEDULE A.

         If to the Company:

                  CommVault Systems, Inc.
                  2 Crescent Place
                  Oceanport, New Jersey 07757
                  Attn:  N. Robert Hammer
                  Facsimile:  (732) 870-4514

         With a copy to:

                  Mayer, Brown, Rowe & Maw
                  190 S. LaSalle Street
                  Chicago, Illinois 60603

                  Attention: Philip J. Niehoff
                  Facsimile: (312) 701-7711

                  11. FURTHER ASSURANCES. At any time or from time to time after the Closing, the Company, on the one hand, and the Purchasers, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

                  12. PUBLIC DISCLOSURE. Except as required by Law or the rules of any stock exchange (in which case the Company shall give Putnam notice at least 24 hours prior to any public announcement containing its name), no public announcement or other publicity regarding the transactions referred to herein shall be made by any of the Purchasers or the Company or any of their respective Affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of the Purchasers and Company, in any case, as to form, content, timing and manner of distribution or publication; PROVIDED, HOWEVER, that nothing in this Section shall prevent such parties from (i) discussing such transactions with those Persons whose approval, agreement or opinion, as the case may be, is required for consummation or subsequent review of such particular transaction or transactions or (ii) disclosing such information about such transactions in a registration statement or prospectus in connection with the Initial Public Offering or (iii) if the disclosing party is a Purchaser, disclosing such Purchaser's investment herein provided that such disclosure does not mention any other Purchaser by name and is approved by the Company in writing. Each of the parties acknowledge and agree that there would be no adequate remedy at Law if it fails to perform its obligations under this
Section 12 and accordingly agrees that each of the other parties, in addition to any other remedy to which it may be entitled at Law or in equity, shall be entitled to compel specific performance of the obligations of the first party under this Section 12.

                  13. WAIVER AND AMENDMENT. With the written consent of the Company and the record holders of 66 2/3% of the Conversion Shares, (i) the obligations of the Company under this Agreement and the rights of the holders of the Conversion Shares under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or (ii) this Agreement may be amended, changed, discharged or terminated. Notwithstanding the foregoing, (i) if any waiver of any right or rights granted to a Purchaser under this Agreement would uniquely affect such Purchaser, then such waiver may be approved or granted by such Purchaser without the consent or approval of any other Purchaser and (ii) if any waiver or amendment of any right or rights granted to a Purchaser under this Agreement would adversely affect only a given Purchaser, then such amendment or waiver may not be effected without the consent or approval of such affected Purchaser. Neither this Agreement nor any provisions hereof may be amended, changed, waived, discharged or terminated orally, but only by a signed statement in writing.

                  14. ENTIRE AGREEMENT. This Agreement and the Registration Rights Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties hereto and their affiliates with respect to the matters set forth herein.

                  15. SEVERABILITY. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

                  16. CAPTIONS. The Section references herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                  17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                  18. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

                  19. WAIVER OF JURY TRIAL. THE COMPANY AND THE PURCHASERS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                  20. FEES AND EXPENSES. All legal fees and expenses incurred by Ropes & Gray on behalf of Putnam in connection with the negotiation and drafting of this Agreement and the transactions contemplated thereby shall be paid by the Company, up to a total of $40,000. All other costs shall be borne by the party incurring such cost or expense.

                  21. JOINT PARTICIPATION IN DRAFTING. Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

                  22. MASSACHUSETTS BUSINESS TRUSTS. A copy of the Agreement and Declaration of Trust of each Putnam fund or series investment company (each a "FUND") that is a Massachusetts business trust is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the Trustees of the relevant Fund as Trustees and not individually and that the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of such Fund.

                                     * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first written above.

                            COMMVAULT SYSTEMS, INC.

                            By: /S/ N. ROBERT HAMMER
                                ------------------------------------------------
                            Name: N. ROBERT HAMMER
                                  ----------------------------------------------
                            Title: PRESIDENT & CHIEF EXECUTIVE OFFICER
                                   ---------------------------------------------



                                                              PURCHASE AGREEMENT

                            PUTNAM OTC AND EMERGING GROWTH FUND
                            PUTNAM FUNDS TRUST-PUTNAM TECHNOLOGY FUND
                            By Putnam Investment Management, LLC

                            By: /S/ JOHN R. VERANI
                                ------------------------------------------------
                            Name: JOHN R. VERANI
                                  ----------------------------------------------
                            Title: SENIOR VICE PRESIDENT
                                   ---------------------------------------------

                            TH LEE, PUTNAM INVESTMENT TRUST -
                            TH LEE, PUTNAM EMERGING OPPORTUNITIES PORTFOLIO By TH Lee, Putnam Capital Management, LLC

                            By: /S/ JOHN R. VERANI
                                ------------------------------------------------
                            Name: JOHN R. VERANI
                                  ----------------------------------------------
                            Title: SENIOR VICE PRESIDENT
                                   ---------------------------------------------



                                                              PURCHASE AGREEMENT

                            EMC INVESTMENT CORPORATION

                            By:/S/ ILLEGIBLE
                                ------------------------------------------------
                            Name:
                                ------------------------------------------------
                            Title:
                                 -----------------------------------------------
                            35 Parkwood Drive
                            Hopkinton, MA  01748
                            Attn: Office of the General Counsel
                            Fax: (508) 497-6915



                                                              PURCHASE AGREEMENT

                            VAN WAGONER CROSSOVER FUNDS, L.P.

                            By:/S/ WILLIAM X. MINOR
                               -------------------------------------------------
                            Name: WILLIAM X. MINOR
                                  ----------------------------------------------
                            Title: VAN WAGONER CAPITAL MANAGEMENT LLC GENERAL
                                   PARTNER
                                   ---------------------------------------------
                            345 California Street
                            Suite 2450
                            San Francisco, CA 94104
                            Facsimile: (415) 835-5050

                            VAN WAGONER PRIVATE OPPORTUNITIES FUND, L.P.

                            By:/S/ WILLIAM X. MINOR
                               -------------------------------------------------
                            Name: WILLIAM X. MINOR
                                  ----------------------------------------------
                            Title: VAN WAGONER CAPITAL MANAGEMENT LLC GENERAL
                                   PARTNER
                                   ---------------------------------------------
                            345 California Street
                            Suite 2450
                            San Francisco, CA 94104
                            Facsimile: (415) 835-5050



                                                              PURCHASE AGREEMENT

                            DRW VENTURE PARTNERS LP

                            By:  RBC Dain Rauscher Corporation, its
                            General Partner

                            By:/S/ MARY ZIMMER
                               -------------------------------------------------
                            Name: MARY ZIMMER
                                  ----------------------------------------------
                            Title: DIRECTOR OF FINANCE AND ADMINISTRATION,
                                   RBC CMS
                                   ---------------------------------------------
                            60 South 6th Street
                            Minneapolis, MN 55402
                            Attn: Mary Zimmer MS 54N2
                            Facsimile: (612) 373-1610



                                                              PURCHASE AGREEMENT

                            WHEATLEY PARTNERS III, L.P.

                            By:  Wheatley Partners III LLC, its
                            General Partner

                            By:/S/ IRWIN LIEBER
                               -------------------------------------------------
                            Name: IRWIN LIEBER
                                ------------------------------------------------
                            Title: PRESIDEN
                                  ----------------------------------------------
                            80 Cuttermill Road, Suite 311
                            Great Neck, NY 11021
                            copy to:
                            825 Third Avenue, 32nd Floor
                            New York, NY 10022
                            Attn:  Lawrence Wagenberg
                            Facsimile:  (   )


                            WHEATLEY ASSOCIATES III, L.P.

                            By:  Wheatley Partners III LLC, its
                            General Partner

                            By:/S/ IRWIN LIEBER
                               -------------------------------------------------
                            Name: IRWIN LIEBER
                                 -----------------------------------------------
                            Title: PRESIDENT
                                  ----------------------------------------------
                            Same address as above


                            WHEATLEY FOREIGN PARTNERS III, L.P.

                            By:  Wheatley Partners III LLC, its
                            General Partner

                            By:/S/ IRWIN LIEBER
                               -------------------------------------------------
                            Name: IRWIN LIEBER
                                 -----------------------------------------------
                            Title: PRESIDENT
                                   ---------------------------------------------
                            Same address as above



                                                              PURCHASE AGREEMENT

                            UBS CAPITAL AMERICAS II, LLC

                            By:  UBS Capital Americas, LLC, as advisor

                            By:/S/ ILLEGIBLE
                               -------------------------------------------------
                            Name:
                                 -----------------------------------------------
                            Title:
                                  ----------------------------------------------

                            By:/S/ MARC UNGER
                               -------------------------------------------------
                            Name: MARC UNGER
                                 -----------------------------------------------
                            Title: CHIEF FINANCIAL OFFICER
                                   ---------------------------------------------
                            299 Park Avenue, 34th Floor
                            New York, NY 10171
                            Fax:  (212) 821-6333



                                                              PURCHASE AGREEMENT

                            AMAN VENTURES

                            By:/S/ WILLIAM J. BELL
                               -------------------------------------------------
                            Name: WILLIAM J. BELL
                                  ----------------------------------------------
                            Title: MANAGING PARTNER
                                  ----------------------------------------------
                            1500 Owl Creek Ranch Road
                            Aspen, CO  81611
                            Fax:  (970) 923-8855



                                                              PURCHASE AGREEMENT

                            /S/ BILL RUSHER
                            ----------------------------------------------------
                            Bill Rusher
                            142 Sansome Street, 5th Floor
                            San Francisco, CA 94104
                            Fax:415-397-2842


                            /S/ FRANK JUSKA
                            ----------------------------------------------------
                            Frank Juska
                            142 Sansome Street, 5th Floor
                            San Francisco, CA 94104
                            Fax

                            /S/ MARC FRANCIS
                            ----------------------------------------------------
                            Mark Francis
                            765 Park Avenue
                            New York, NY  10021
                            Fax:  212-816-2176



                                                              PURCHASE AGREEMENT

                            HFI PRIVATE EQUITY LTD.

                            By: /S/ T. BOGGESS
                                ------------------------------------------------
                            Name: T. BOGGESS
                                  ----------------------------------------------
                            Title: ALTERNATE DIRECTOR
                                   ---------------------------------------------


                            By: /S/ DAVID W.J. ATWOOD
                                ------------------------------------------------
                            Name: DAVID W.J. ATWOOD
                                  ----------------------------------------------
                            Title: ALTERNATE DIRECTOR
                                   ---------------------------------------------
                            Clarenden House
                            2 Church Street
                            Hamilton HM CX
                            Bermuda



                                                              PURCHASE AGREEMENT

                                   SCHEDULE A

                                   PURCHASERS

NAME AND ADDRESS OF PURCHASER                      NUMBER OF SHARES         PRICE
-----------------------------                      ----------------         -----
Putnam OTC and Emerging Growth Fund                     1,277,547        $ 3,999,999.66
c/o Putnam Investment Management, LLC
Two Liberty Square
Boston, MA  02109

TH Lee, Putnam Investment Trust                         1,916,321        $ 6,000,001.05
TH Lee, Putnam Emerging Opportunities Portfolio
c/o Putnam Investment Management, LLC
Two Liberty Square
Boston, MA  02109

Putnam Funds Trust - Putnam Technology Fund               319,387        $ 1,000,000.70
c/o Putnam Investment Management, LLC
Two Liberty Square
Boston, MA  02109

Van Wagoner Private Opportunities Fund, L.P.              638,774        $ 2,000,001.39
345 California Street
Suite 2450
San Francisco, CA 94104

Van Wagoner Crossover Fund, L.P.                          638,774        $ 2,000,001.39
345 California Street
Suite 2450
San Francisco, CA 94104

Wheatley Partners III                                     446,162        $ 1,396,933.22
80 Cuttermill Road, Suite 311
Great Neck, NY 11021
copy to:
825 Third Avenue, 32nd Floor
New York, NY 10022
Attn:  Lawrence Wagenberg

Wheatley Associates III                                    95,860        $   300,137.66
address same as above



                                                              PURCHASE AGREEMENT
                                      A-1

NAME AND ADDRESS OF PURCHASER                      NUMBER OF SHARES         PRICE
-----------------------------                      ----------------         -----
Wheatley Foreign Partners III                              96,752        $   302,930.51
address same as above

UBS Capital Americas II, LLC                              638,774        $ 2,000,001.39
299 Park Avenue, 34th Floor
New York, NY 10171

HFI Private Equity Ltd                                    373,106        $ 1,168,194.89
Clarenden House, 2 Church Street
Hamilton HM CX
Bermuda

Aman Ventures                                             245,352        $   768,197.11
1500 Owl Creek Ranch Road
Aspen, CO  81611

Mark Francis                                                6,388        $    20,000.83
765 Park Avenue
New York, NY  10021

EMC Investment Corporation                                638,774        $ 2,000,001.39
35 Parkwood Drive
Hopkinton, MA  01748

DRW Ventures                                                7,128        $    22,317.77
60 South 6th Street
Minneapolis, MN 55402

Bill Rusher                                                 1,003        $     3,140.39
142 Sansome Street, 5th Floor
San Francisco, CA 94104

Frank Juska                                                 1,003        $     3,140.39
142 Sansome Street, 5th Floor
San Francisco, CA 94104

TOTAL SERIES CC                                         7,341,105        $22,984,999.76




                                                              PURCHASE AGREEMENT
                                      A-2

                                   SCHEDULE B

                                  SUBSIDIARIES

CommVault Systems (Canada) Inc., a Canadian corporation
CommVault Systems Mexico S de RL de CV, a Mexican company
CommVault Holding Company BV, a Netherlands company
CommVault Systems Netherlands BV, a Netherlands company


                                                              PURCHASE AGREEMENT
                                      B-1

                                   SCHEDULE C

         1. Employment Agreement, dated as of January 20, 1999 and amended as of May 3, 2001, between the Company and N. Robert Hammer, under which Mr. Hammer has received options to purchase 5,622,400 shares of common stock.

         2. Corporate Change of Control Agreements, between the Company and (i) Louis Miceli, (ii) Brian McAteer, (iii) Larry Cormier, (iv) Al Bunte; (v) David West; (vi) Bernardus Veldhoen and (vii) William Beattie.

         3. Stock Plan dated as of May 22, 1996, pursuant to which the Company is authorized to issue options to purchase 12,950,000 shares of its common stock of which 12,157,406 shares have been granted.

         4. The Company entered into an agreement with Northern Concepts Incorporated ("NCI"), dated as of May 2000 pursuant to which 285,000 shares of the Company's common stock was issued in consideration for the acquisition of the business of NCI by the Company.

         5.Preferred Stockholders have (i) conversion rights, pursuant to the Amended Certificate, and (ii) preemptive rights pursuant to (a) the Stockholders' Agreement; (b) the Series AA Purchase Agreement and (c) the Series BB Purchase Agreement.

         6. A Warrant to purchase up to 2,616,933 shares of common stock was issued to Microsoft Corporation in connection with the Series AA Purchase Agreement.

         7. A Warrant to purchase up to 4,464,536 shares of common stock was issued to EMC Investment Corporation in connection with the Series BB Purchase Agreement.


                                                              PURCHASE AGREEMENT
                                      C-1

                                   SCHEDULE D

                         CORPORATE COMPLIANCE AGREEMENT
              EMPLOYEE INVENTION, CONFIDENTIALITY, NON-COMPETITION,
                      NON-SOLICITATION AND ETHICS AGREEMENT

         THIS AGREEMENT is made between me, the undersigned, and CommVault Systems, Inc. and on behalf of CommVault Systems, Inc. and its affiliated companies as they exist from time to time (hereafter referred to collectively as "CommVault"), and in consideration of my employment by CommVault and in consideration for the compensation to be paid to me in connection with this employment:

         1. DUTIES. I shall render faithful and efficient services to CommVault and perform exclusively for CommVault such duties as may be designated by CommVault from time to time, which may include the functions of inventing, discovering and developing new and novel devices, methods, and principles relating to the business, research, and development of CommVault.

         2. DISCLOSURE OF INVENTIONS. I shall promptly disclose to CommVault in writing all inventions (including, but not limited to, new contributions, concepts, ideas, developments, discoveries, processes, formulas, methods, compositions, techniques, articles, machines, and improvements), all original works of authorship and all related know-how ("Inventions"), whether or not patentable, copyrightable or protectable as trade secrets, conceived or made by me, alone or with others, during the period of my employment with CommVault and, in the case of clauses (b) and (c) below, during the period of my employment by CommVault and at any time after I cease to be employed by CommVault for whatever reason, which (a) relate in any manner to the actual or anticipated business, research, or development of CommVault, (b) are developed using equipment, supplies, facilities, trade secret or confidential information of CommVault, or
(c) result from work performed by me or work supervised by me for CommVault.

         3. ASSIGNMENT OF INVENTIONS. I shall assign and do hereby assign to CommVault my entire rights to each Invention described in SECTION 2 hereof. As requested by CommVault, I will take all steps reasonably necessary to assist CommVault in obtaining and enforcing any patent, copyright, or other protection which CommVault elects to obtain or enforce, in any country, for the Inventions which I assign to CommVault. I will take no action to jeopardize CommVault's ability to obtain or enforce its rights in such Inventions. My obligation to assist CommVault in obtaining and enforcing patents, copyrights, and other protections shall continue beyond the termination of my employment by CommVault for whatever reason, but CommVault shall compensate me at a reasonable rate after the termination of my employment for time actually spent at CommVault's request providing such assistance. If CommVault is unable, after reasonable effort, to secure my signature on any document needed to apply for, prosecute, or enforce any patent, copyright, or other protection in relation to an Invention, whether because of my physical or mental incapacity or for any other reason


                                                              PURCHASE AGREEMENT
                                      C-2
whatsoever, I hereby irrevocably designate and appoint CommVault and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution and enforcement of patents, copyrights, or similar protections with the same legal force and effect as if executed by me.

         4. COMMVAULT CONFIDENTIAL INFORMATION. Because of my employment by CommVault, I will have access to and will learn techniques, know-how, or other information of a confidential nature concerning CommVault's experimental and development work, trade secrets, procedures, business matters or affairs, including, but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulas, patents, patent applications, machinery, materials, research activities and plans, grant proposals, costs of production, contract forms, prices, business plans, strategies, competitive strengths and weaknesses, volume of sales, promotional methods, and lists of names or classes of customers, as well as information of a confidential nature received from CommVault's customers, joint ventures, collaborators, etc., and information developed solely or jointly by me, included in connection with Inventions ("CommVault Confidential Information"). Information shall, for purposes of this Agreement, be considered to be confidential if not known by the trade generally, even though such information has been disclosed to one or more third parties pursuant to distribution agreements, joint research agreements, other agreements or collaborations entered into by CommVault.

         5. PROTECTION OF COMMVAULT CONFIDENTIAL INFORMATION. I shall at all times use my best efforts and exercise utmost diligence to protect and guard CommVault Confidential Information. I will not use CommVault Confidential Information for personal gain or for any purpose outside of my employment by CommVault or disclose any such information to any person or entity either during or subsequent to my employment, without CommVault's prior written consent, except to such an extent as may be necessary in the ordinary course of performing my duties as an employee of CommVault.

         6. USE OF COMMVAULT CONFIDENTIAL INFORMATION. I shall not, for my own account or as an officer, member, employee, consultant, representative, or advisor of another, during my employment with CommVault or at any time thereafter for any reason whatsoever, engage in or contribute my knowledge to engineering, development, manufacture, research, business analysis or sales relating to any product, equipment, process, or material that relates in any way to the actual or anticipated business or research and development of CommVault, without the written permission of CommVault. However, the foregoing provision shall not prohibit me from engaging in any work at any time after leaving the employ of CommVault, PROVIDED, that CommVault Confidential Information is not involved in such work AND I am not in violation of any other term of this Agreement or any other agreement entered into between me and CommVault. The provisions of this SECTION 6 shall not be construed as limiting to any extent my continuing obligations pursuant to the provisions in SECTION 5.


                                                              PURCHASE AGREEMENT
                                      C-3

         7. IMPROPER USE OR DISCLOSURE OF CONFIDENTIAL INFORMATION. I shall not, during my employment with CommVault, or at any time thereafter, improperly use or disclose any proprietary information or trade secrets of any former or current employer or other person or entity and I will not possess or bring onto the premises of CommVault any such proprietary information without the prior written consent of such employer, person or entity.

         8. OTHER RESTRICTIONS ON EMPLOYEE. I represent that there are no other agreements or requirements to assign any invention or discovery conceived or made by me, alone or with others, unless I have so indicated at the end of this Agreement.

         9. DISCLOSURE IF INVENTIONS. I represent that I have listed and described in detail at the end of this Agreement all inventions, if any, patented and unpatented, which I conceived or made PRIOR to my employment by CommVault. Any invention not so listed and described shall be presumed to have been made during my employment by CommVault.

         10. RETURN OF COMMVAULT COMPANY INFORMATION. Upon termination of my employment with CommVault for any reason, I shall disclose and provide to CommVault all originals and all copies which are in my possession or under my control, of all notes, memoranda, records, reports, drawings, blueprints, codes, programs. Software, manuals, materials and data of any nature which are the property of CommVault, which shall include, but not be limited to, every item in my possession or under my control which contains any CommVault Confidential Information.

         11. NON-COMPETITION AND NON-SOLICITATION. I acknowledge that because my knowledge of the CommVault Confidential Information and the personal contacts with the customers and employees of CommVault acquired by me during my employment, CommVault would be irreparably damaged should I, in any manner or form, enter into any form of competition with CommVault. I, therefore agree that at all times during my employment and for a period of TWELVE (12) MONTHS thereafter, I will not directly or indirectly, in any individual or representative capacity, carry on, engage or participate in any business that is in competition in any manner whatsoever with the business of CommVault, except as expressly provided for in this Agreement, or as may hereafter be expressly agreed to in writing by CommVault. Further, I agree to not directly or indirectly hire, seek to hire, or refer for other employment any current employee of CommVault nor will I, in any manner or capacity, directly or indirectly: divert or attempt to divert from CommVault, through any means whatsoever, any business or customers of CommVault, during the TWELVE (12) MONTH period following my termination of employment. The phrase "carry on, engage or participate in any business that is in competition in any manner whatsoever with the business of CommVault" shall include, but not be limited to, the doing by you or by any person, firm, corporation, association or other entity that directly or indirectly, through one or more intermediaries, is controlled by, or is under common control with, or controls you, of any of the following acts other than as related to your services to CommVault pursuant to your employment with CommVault: carrying on, engaging in or participating in any such business as a principal, for your own account or solely, or jointly with others as a


                                                              PURCHASE AGREEMENT
                                      C-4
partner (general or limited), joint venturer, shareholder or holder of any equity security of any other corporation or entity, or as a consultant, contractor, or subcontractor or agent of or for any person, firm, corporation, association, or other entity or through any agency or by any other means whatsoever; or utilizing for your own benefit, or making available to any person, firm, corporation, association or other entity, any confidential or proprietary proposals, financial statements, governmental filings, cost data, business plans or correspondence relating to such information, or other CommVault Confidential Information. I acknowledge and agree that, in light of the nature of the business of CommVault, the foregoing activity and time period restrictions are reasonable and properly required for the adequate protection of CommVault, and that, in the event any such activity or time period restriction is deemed to be unreasonable or unenforceable by a court of competent jurisdiction, then I agree to submit to the reduction of such activity or time period restriction to the extent necessary to enable the court to enforce such restrictions to the fullest extent permitted under applicable law. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied by any jurisdiction where enforcement is sought.

         12. ETHICS. I understand and agree at all times to: (a) follow the policies and guidelines of CommVault, as set forth by CommVault from time to time; (b) represent CommVault in a professional manner exhibiting appropriate behavior consistent with the highest ethical standards; (c) not make any disparaging comment or statement (written or oral) about CommVault; (d) comply with all applicable federal, state, and local laws, ordinances, regulations and codes, including all Security and Exchange Commission laws and regulations; and,
(e) to apply for national security or other governmental clearance, if requested by CommVault.

         13. GENERAL

         (a) I understand and agree that the restrictions of this Agreement are limited only to those restrictions necessary for the adequate and legitimate protection of CommVault. Each paragraph and subparagraph of this document is separate from each other and constitutes a separate and distinctive covenant. In the event any limitation hereunder is deemed to be unreasonable by a court of competent jurisdiction, then I agree to submit to the reduction of such limitation as the court shall deem reasonable. In the event that I am in violation of any limitation herein, then the time limitation shall be extended for a period of time equal to the period of time during which such breach should occur.

         (b) I understand that nothing in this Agreement shall confer upon me any right to continue in the employ of CommVault. I understand that the restrictions contained in this Agreement shall survive the termination of my employment with CommVault for any reason.

         (c) I certify that I have not entered into, and I agree to not enter into any agreement, either written or oral, in conflict with this Agreement.


                                                              PURCHASE AGREEMENT

         (d) I hereby authorize CommVault to notify others, including, without limitation, customers of CommVault and my future employers, of the terms of this Agreement and my responsibilities hereunder.

         (e) This Agreement shall be governed by the laws of the State of New Jersey, without regard to New Jersey choice of law principles, and adjudicated in the courts located in the State of New Jersey. Each paragraph and subparagraph shall be independent and separable from all other paragraphs and subparagraphs, and the invalidity of a paragraph and subparagraph shall not affect the enforceability of any of the other paragraphs and subparagraphs. For purposes of this Agreement, the business of CommVault shall include the business of any corporation, firm, or partnership, directly or indirectly, controlled by, controlling, or under common control with CommVault or any partner or joint venturer of CommVault. For any violation of this Agreement, a restraining order and/or an injunction may be issued against me in addition to any other rights CommVault may have under applicable law. In the event any party to this Agreement is successful in any suit or proceeding brought or instituted with respect to this Agreement or to enforce the Agreement, the prevailing party will be paid by the losing party, in addition to other costs and damages, reasonable attorney's fees and costs.

         (f) This Agreement shall be effective during the period of my employment by CommVault and for any periods thereafter as set forth herein, inure to the benefit of any successor or assignee of CommVault, and be binding upon my heirs, administrators, and representatives.

I acknowledge that I am entering into this Agreement knowingly and voluntarily, and that I have had an opportunity to review it with counsel of my choosing.


------------------------------------
Employee Signature

Dated:
      ------------------------------

USE THE SPACE BELOW AND THE BACK OF THIS AGREEMENT (IF NECESSARY) TO LIST ANY AND ALL INVENTIONS CONCEIVED OR MADE BY ME PRIOR TO MY EMPLOYMENT WITH COMMVAULT, AND A DETAILED DESCRIPTION THEREOF, AND OTHER AGREEMENTS OR REQUIREMENTS TO ASSIGN INVENTIONS OR DISCOVERIES, AS DESCRIBED IN SECTIONS 8 AND 9 ABOVE.


                                                              PURCHASE AGREEMENT
                                      C-6